UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-32970	20-5196741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 29, 2007, Alberto-Culver Company issued a press release announcing its financial results for the fourth fiscal quarter and full fiscal year ended September 30, 2007. The full text of the press release is attached hereto as Exhibit 99.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On October 25, 2007, Alberto-Culver Company committed to a plan to close its manufacturing facility in Toronto, Canada by the end of the second quarter of fiscal year 2008 in order to streamline operations and improve efficiencies. The majority of the production currently performed in this plant is expected to be shifted to certain of the company’s other manufacturing facilities.

As part of the plan, the company’s workforce in Canada will be reduced by approximately 115 employees. All personnel impacted by the changes have been notified and the company expects this plan to be substantially completed by the end of the second quarter of fiscal year 2008. The company estimates that pre-tax restructuring and other related charges of approximately $8.0 million will be recognized during fiscal year 2008 related to this plan, with approximately $6.0 million of the total expected to be recognized in the first quarter. The estimated pre-tax restructuring and other related charges include $4.0 of fixed asset impairments, $2.0 million of severance and other employee benefits and $2.0 million of other exit costs including costs to transfer equipment to other company facilities.

These charges are in addition to other restructuring charges related to the company’s reorganization plan announced in fiscal year 2007 following the transaction that separated Alberto-Culver Company from Sally Beauty Company.

The company expects that the estimated cash expenditures for severance benefits, equipment transfers and other exit costs of $4.0 million will be approximately equal to the cash proceeds received from the sale of fixed assets.

ITEM 2.06. MATERIAL IMPAIRMENTS

As discussed in Item 2.05 above, Alberto-Culver Company has committed to a plan to close its manufacturing facility in Toronto, Canada by the end of the second quarter of fiscal year 2008. As a result, on October 25, 2007 the company concluded that a fixed asset impairment had occurred and expects to record the related charges of approximately $4.0 million in the first quarter of fiscal year 2008.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the pattern of brand sales; competition within the relevant product markets; loss of one or more key employees; inability of efficiency initiatives to improve our margins, such as the decision to close the manufacturing facility in Toronto, Canada; risks inherent in entering and expanding in geographic locations; risks inherent in acquisitions, divestitures and strategic alliances; events that negatively affect the intended tax free nature of the distribution of shares of Alberto-Culver Company in connection with the separation of the consumer products business from the beauty supply distribution business on November 16, 2006; the effects of a prolonged United States or global economic downturn or recession; changes in costs; the costs and effects of unanticipated legal or administrative proceedings; the risk that the expected cost savings related to the reorganizations and restructurings may not be realized; health epidemics; adverse weather conditions; loss of distributorship rights; sales by unauthorized distributors in the company’s exclusive markets; and variations in political, economic or other factors such as currency exchange rates, inflation rates, interest rates, tax changes, legal and regulatory changes or other external factors over which the company has no control. Alberto-Culver Company has no obligation to update any forward-looking statement in this Current Report on Form 8-K or any incorporated document.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

Number	Description
99	Press Release dated October 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ Ralph J. Nicoletti
Ralph J. Nicoletti
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

October 29, 2007